UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                  F O R M 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                 March 20, 1998



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                            74-2584033
(Commission File Number)              (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  210-490-4788


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                              Item 5. OTHER EVENTS.

         (a) On February 17, 1998 Abraxas Petroleum Corporation announced that Abraxas and Vessels Energy, Inc. had terminated the previously announced proposed merger between the two firms. Under the terms of the Merger Agreement, Vessels paid the sum of $1.5 million as a termination fee to Abraxas. Vessels has also agreed to reimburse Abraxas for the drilling and completion costs of four wells drilled on Vessels' acreage by Abraxas.









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                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ABRAXAS PETROLEUM CORPORATION



                          By:      ___________________________________
                                   Chris Williford
                                   Executive Vice President, Chief Financial
                                   Officer and Treasurer


Dated:   March 20, 1998


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